                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6((E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SunGroup, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       John E. Southwood, Jr., Secretary
- --------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                 SUNGROUP, INC.
                           9102 NORTH MERIDIAN STREET
                                   SUITE 545
                          INDIANAPOLIS, INDIANA 46260



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 14, 1995

     The Annual Meeting of Stockholders of SunGroup, Inc. will be held at the Doubletree Hotel, 6505 N. IH 35 North, Austin, Texas 78752 on August 14, 1995, at 8:00 a.m., Central Daylight Time, for the following purposes:

1. To elect three (3) Directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and duly qualified.

2. To ratify the appointment of Geo. S. Olive & Co., LCC as independent public accountant for the Corporation for 1995.

3.   To transact such other business as properly may come before the meeting.

     Only Stockholders of record at the close of business on June 30, 1995 will be entitled to notice of and to vote at the Annual Meeting

                                    By Order of the Board of Directors:

                                    John E. Southwood, Jr.
                                    Secretary
Indianapolis, Indiana
July 7, 1995



________________________________________________________________________________

     All Stockholders are urged to attend the meeting in person. Enclosed is a proxy card which, each stockholder is requested to complete, date, sign and return in the enclosed envelope. Any Stockholder who signs and returns a proxy card may revoke it at any time before it is voted.

________________________________________________________________________________

                                 SUNGROUP, INC.
                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of SunGroup, Inc. (the "Corporation" or "SunGroup") for use at the Annual Meeting of Stockholders to be held August 14, 1995, and any adjournment thereof. Any Stockholder giving a proxy is entitled to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Corporation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The mailing address of the executive office of the Corporation is 9102 North Meridian Street, Suite 545, Indianapolis, Indiana 46260.

     This Proxy Statement, the form of proxy and the Corporation's Form 10-KSB for the year ended December 31, 1994 containing relevant financial information for 1994 are being mailed to Stockholders on or about July 7, 1995.

     Only holders of Common Stock of record at the close of business on June 30, 1995 will be entitled to vote at the meeting. At that date there were 6,442,099 shares of Common Stock outstanding and entitled to vote. Each Stockholder is entitled to one vote for each share held on all issues presented at the Annual Meeting of Stockholders.

     The nominees for election as directors of the Corporation named in this Proxy Statement will be elected by a plurality of the votes cast. Action on any other matters to come before the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.

     The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Corporation who will not be specially compensated for such soliciting. The Corporation will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock and will reimburse such persons for the cost of forwarding the material.

                      SUMMARY OF MATTERS TO BE CONSIDERED

     At the Annual Meeting, Stockholders of the Corporation will be asked to vote on the following matters:

     (1) The election of three (3) Directors to serve until the next Annual Meeting. Certain information concerning the Board of Directors' nominees for election as Directors is set forth in the section of this Proxy Statement entitled "ELECTION OF DIRECTORS."

     (2) The ratification of the appointment of Geo. S. Olive & Co. LLC as independent accountants for the Corporation's for the year ending December 31, 1995.

     (3) The transaction of such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following tables set forth information as of June 30, 1995, as to the beneficial ownership, direct or indirect, of the Corporation's Common Stock by all Directors, all current Directors and Officers as a group, and all persons known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock. Each holder has sole voting and investment rights with respect to the shares of Common Stock held by such holder.

     The aggregate percentage of ownership is based on 6,442,099 shares of Common Stock outstanding and all exercisable options and warrants related to individuals listed in the tables. However, no such options or warrants had been exercised as of June 30, 1995, the record date.

     Pursuant to applicable Securities and Exchange Commission Rules, a person is deemed beneficial owner of those shares not outstanding which are subject to options, warrants, rights or conversion privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                        SECURITY OWNERSHIP OF MANAGEMENT

NAME                             COMMON STOCK  PERCENT OF CLASS
- ---------------------------------------------------------------

John W. Biddinger (1)             2,420,056         37.0%
James M. Elliott                     20,000           .3%
John E. Southwood, Jr.               50,000           .8%
Dan E. Young (1)                    626,179          9.3%

All Present Directors and         3,116,235         45.5%
Executive Officers as a Group
(4 persons)



                         (Footnotes on Following Pages)

                 SECURITY OWNERSHIP OF MAJOR SECURITY HOLDERS

NAME                                   COMMON STOCK        PERCENT OF CLASS
- ---------------------------------------------------------------------------

John W. Biddinger                        2,420,056              37.0%
9102 North Meridian Street
Suite 545
Indianapolis, IN 46260
(1)

Bankers National Life Insurance Co.      1,016,010              13.6%
11825 N. Pennsylvania Street
Carmel, IN 46032
(1)

Radio USA, Ltd.                          1,913,007              29.7%
601 Jefferson Street
Houston, TX 77002

Western National Life Insurance Co.      4,956,050              43.5%
11825 N. Pennsylvania Street
Carmel, IN 46032
(1)

Dan E. Young                               626,179               9.3%
3210 East 96th Street
Indianapolis, IN 46260
(1)




                         (Footnotes on Following Pages)

                                   FOOTNOTES

     (1) The Corporation has issued the following warrants to purchase its Common Stock:

          Bankers National Life             1,016,010
          John W. Biddinger                   101,601
          Western National Life             4,956,050
          Dan Young, IRA                      304,803

     Each of these warrants is exercisable for $.11 (in total not per share) except Western which is $.89, are presently exercisable and terminate if not previously exercised on February 15, 2003.

     Mr. Young holds 321,376 shares of Common Stock in his name and 304,803 warrants in his Individual Retirement Account.

Potential Change in Control
- ---------------------------

     As outlined above in Footnote 1, Western National Life Insurance Company ("Western") holds an exercisable warrant for 4,956,050 shares at $.89. If this warrant was exercised, Western would control 37.6% of the Corporation's Common Stock on a fully diluted basis. The warrant expires on February 15, 2003 and is nontransferable until February 15, 1997. If by February 15, 1998, a certain restructured note owed to Western is not repaid, Western will receive additional warrants for 8.3% of the Corporation on a fully diluted basis.

                             ELECTION OF DIRECTORS

     Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their successors. The Corporation's bylaws provide for the exact number of directors to be set by the Board of Directors. The current Board of Directors had determined that the Board shall consist of three (3) members. The enclosed proxy will be voted in favor of the election as Directors of the nominees listed below, unless contrary instructions are received. All of the nominees are members of the present board of Directors and were elected at the last Annual Meeting of the Stockholders, which was held in 1994. If any nominee or nominees should be unwilling or unable to accept nomination or election as a Director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

                                       Years of
Name of Nominee                   Service as Director              Age
- ---------------                   -------------------              ---
John W. Biddinger                August 1984 - Present             55

James M. Elliott                 November 1984 - Present           52

Dan E. Young                     December 1985 - Present           65

     Biographical information concerning Mr. Biddinger is set forth below under the caption "Executive Officers."

     James M. Elliott has been President of Elliott and Associates, an investment advisor and investment manager, since June 1991. Prior thereto, Mr. Elliott was Vice President and Chief Financial Officer of the Indiana University Foundation.

     Dan E. Young has been President of Young Investments, Inc., a private investment company, since 1979. He has been active in the ownership and management of automobile franchise operations and is a multi-dealership owner.

     There is no family relationship among Directors, Executive Officers, and nominees for Director or Executive Officers of the Corporation.

                            MEETINGS AND COMMITTEES

     The Board of Directors had a total of five meetings in 1994. No member attended fewer than 75% of the total number of Board meetings held in 1994. The Board of Directors has no Nominating Committee or Audit Committee.

     The Compensation Committee consists of one non-employee director, Mr. Elliott. The committee makes recommendations to Corporation management regarding the compensation structure of the Corporation as applied to executive personnel. There was one meeting of the Compensation Committee during 1994.

                               EXECUTIVE OFFICERS

     The names, ages, and positions with the Corporation of its executive officers are as follows:


       Name                         Age       Position
       ----                         ---       --------
       John W. Biddinger            55        President

       John E. Southwood, Jr.       37        Vice President/Treasurer/Secretary

     Each such officer was elected to his present position at a meeting of the Board of Directors of the Corporation and serves at the discretion of the Board of Directors.

     John W. Biddinger was elected President on May 24, 1991 and has been Chairman of the Executive Committee since 1984. Mr. Biddinger is also President and a Director of Biddinger Investment Capital Corporation, a leveraged buy-out and workout specialist firm.

     John E. Southwood, Jr. became Vice President/Finance, Treasurer and Chief Financial Officer of the Corporation in February 1990 and Secretary in November 1992. Mr. Southwood is a certified public accountant.

                      EXECUTIVE AND DIRECTOR COMPENSATION

     The following table summarizes the compensation paid by the Corporation to its Chief Executive Officer, as of December 31, 1994, for the past three fiscal years. The Corporation had no other Executive Officer at December 31, 1994 who had earned $100,000 or more in salary and bonus during the past fiscal year.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION


Name and                                       LTIP
Principal                   Salary   Bonus   Payouts      All Other
Position             Year    ($)      ($)      ($)     Compensation ($)
- -----------------------------------------------------------------------

John W. Biddinger    1994  132,200       0         0          0
CEO (1)
                     1993  132,200       0    19,775          0
                                                  (2)        (2)
                     1992  132,200   5,000         0         50
                                                             (1)

     (1) Mr. Biddinger received $50 in December 1992 for surrendering all of his outstanding options, which totaled 32,500 shares exercisable at $3 per share. These options were surrendered pursuant to a plan offered to all option holders.

     (2) Pursuant to his employment agreement, Mr. Biddinger received 1,977,525 shares of the Corporation's Common Stock in September of 1993. The fair market value of this Stock at the date of issuance was $0.01 per share.

     The Corporation has entered into an employment agreement with John W. Biddinger effective May 24, 1991. This agreement originally had an expiration date of May 24, 1994 but has been extended through May 31, 2000. The agreement calls for a minimum annual compensation of $125,000, and annual bonuses of up to 50% of annual salary. The agreement calls for Mr. Biddinger to receive 24 months of annual compensation should he be dismissed without cause or there is a change in control of the Corporation (as defined in the agreement).

     The agreement provides for a death benefit to Mr. Biddinger's estate of two and one half times the current annual base salary and a lump sum payment equal to two times the current annual base salary if he should become permanently disabled (as defined in the agreement). The Corporation is not insured against either of these events. The agreement also grants Mr. Biddinger the option to "put" all of his Stock back to the Corporation at a mutually agreed upon fair market value (as defined in the agreement).

     Mr. Biddinger has agreed in restructuring part of the Corporation's debt to hold his annual salary at $132,200 per year.

     Members of the Board of Directors who are not Officers of the Corporation, receive $1,000 for their attendance at each regularly scheduled Board meeting. There were five such meetings in 1994. Messrs. Elliott and Young attended all such meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Bankruptcy Court's approval of the reorganization plan for the Corporation's Nebraska subsidiary, the assets of the Nebraska subsidiary were sold to Oma, Inc. on February 1, 1993. The transfer price determined by the Bankruptcy Court was $2.6 million. Oma, Inc. is a wholly owned subsidiary of BCR Corporation, Inc. The equity raised by BCR Corporation, Inc. was via a rights offering to all existing SunGroup shareholders. In addition to the funds raised through the rights offering pursuant to the Bankruptcy Court Agreement, Messrs. Biddinger, Elliott and Young, directors of the Corporation, contributed substantial new equity to BCR Corporation, Inc. They now control approximately 61% of BCR. Their equity contributions were on the same terms as the rights offering to SunGroup's shareholders and were necessary in order for BCR to raise the minimum amount of new equity as called for under the Court's approved reorganization plan.

     Mr. Biddinger originally had a $100,000 debenture and presently exercisable warrants for 33,332 shares of Common Stock at $3 per share. As a result of the settlement and a partial payment received as a creditor under the Bankruptcy plan and in substitution for the previously outstanding $100,000 debenture and related warrants for 33,332 shares, Mr. Biddinger was given a debenture for $93,333.06 and presently exercisable warrants 59,287 shares of Common Stock with a total exercise price of $.11.

     Mr. Young's IRA Trust originally had a $300,000 debenture and presently exercisable warrants for 99,996 shares of Common Stock at $3 per share. As a result of the settlement and a partial payment received as a creditor under the Bankruptcy plan and in substitution for the previously outstanding $300,000 debenture and related warrants for 99,996 shares, Mr. Young's IRA Trust was given a debenture for $265,200 and presently exercisable warrants for 177,862 shares of Common Stock with a total exercise price of $.11.

     On April 14, 1993, the Board of Directors of the Corporation approved the granting of a 15% equity interest (1,977,525 shares of Common Stock) to Mr. Biddinger in accordance with the terms of his employment agreement. As a result, the number of shares of the Corporation's Common Stock subject to certain warrants held by Messrs. Biddinger and Young was increased because of the anti-dilutive provisions contained in the warrants. Thus, the number of shares of the Corporation's Common Stock subject to Mr. Biddinger's warrants was increased from 59,287 shares to 101,601 shares with a total exercise price remaining at $.11. The number of shares of the Corporation's Common Stock subject to Mr. Young's IRA Trust warrants was increased from 177,862 shares to 304,803 shares with a total exercise price remaining at $.11.

                        STOCKHOLDERS' PROPOSALS FOR 1996
                                 ANNUAL MEETING

     Stockholders' proposals intended for presentation at the 1996 Annual Meeting of Stockholders must be received by John E. Southwood, Jr., Vice President and Secretary, SunGroup, Inc., 9102

North Meridian Street, Suite 545, Indianapolis, Indiana 46260, no later than March 9, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting. All such proposals must be in writing and mailed by Certified Mail, Return Receipt Requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

                              INDEPENDENT AUDITORS

     The firm of Geo. S. Olive & Co. LCC, which has been the independent public accountants of the Corporation since 1992, has been appointed to continue as the Corporation's auditors for the year ending December 31, 1995, and the Board of Directors is seeking ratification of this appointment. Representatives of Geo. S. Olive & Co. LCC are not expected to be present at the Annual Meeting of shareholders.

                                 OTHER MATTERS

     The management of the Corporation is not aware of any other matters which may be presented for action at the meeting. Should any other matter requiring a vote of the Stockholders arise, it is intended that the proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxies in light of conditions then prevailing.

     If you do not plan to attend this meeting it would be appreciated if you would promptly sign, date, and return the enclosed proxy in the enclosed envelope.

                                    By Order of the Board of Directors:

                                    John E. Southwood, Jr.
                                    Vice President and Secretary
                                    July 12, 1995

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 14, 1995
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

SUNGROUP, INC.
9102 North Meridian Street
Suite 545
Indianapolis, Indiana 46260

The undersigned hereby appoints John W. Biddinger and John E. Southwood, Jr. as Proxies, with power of substitution, and hereby authorizes either of them acting singly to represent and to vote, as designated below, all of the shares of Common Stock of SunGroup, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 14, 1995 at 8:00 a.m., Central Daylight Time at Doubletree Hotel, 6505 N. IH 35 North, Austin, Texas 78752, or any adjournment thereof, as follows:

1.    ELECTION OF DIRECTORS:

_____ FOR all nominees listed below (except as marked below)

_____ WITHHOLD AUTHORITY to vote for all nominees listed below

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

      John W. Biddinger        James M. Elliott          Dan E. Young

2. RATIFY THE APPOINTMENT OF GEO. S. OLIVE & CO. LLC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR 1995.

      For _____             Against _____             Abstain _____

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


____________________________________   Date:  _____________________________

____________________________________
Signature of Stockholder(s)

(Please sign in the exact form in which your name appears hereon and date your proxy. When signing as attorney, executor, administrator, guardian, trustee, officer signing for corporations, etc., please give full title as such. For joint owners, each joint owner should sign.)